UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2009

Citibank (South Dakota), National Association
on behalf of
Citibank Credit Card Master Trust I

(Issuer in respect of the Citibank Credit Card Master Trust I
Credit Card Participation Certificate, Series 2000)

(Exact name of registrant as specified in its charter)

United States of America	46-0358360
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

333-80743, 333-52984, 333-91326, 333-103013,
333-121228, 333-131355 and 333-145220

(Commission File Numbers)

701 East 60th Street, North
Sioux Falls, South Dakota	57117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (605) 331-2626
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.  Some of the terms used herein are used as defined in the Glossary of Terms at the end of this Report.

Loss and Delinquency Experience

The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown on a cash basis.  The Net Loss percentage calculated for each period below is obtained by dividing Net Losses by the Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/90 for the three months ended March 26, 2009, 366/366 for the year ended December 26, 2008, 365/365 for the year ended December 26, 2007 and 365/364 for the year ended December 26, 2006).

If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

Loss Experience for the Accounts
(Dollars in Thousands)

Three Months Ended March 26, 2009	Year Ended December 26, 2008	Year Ended December 26, 2007	Year Ended December 26, 2006

Average Principal Receivables Outstanding	$75,569,032	$76,956,779	$73,675,752	$74,357,999

Gross Charge-Offs	$1,738,685	$5,182,543	$3,577,964	$3,210,534
Recoveries	$120,032	$569,718	$670,501	$667,587
Net Losses	$1,618,653	$4,612,825	$2,907,463	$2,542,947

Net Losses as a Percentage of Average Principal Receivables Outstanding	8.69%	5.99%	3.95%	3.43%

Net losses as a percentage of gross charge-offs for the three months ended March 26, 2009 were 93.10% and for each of the years ended December 26, 2008, December 26, 2007 and December 26, 2006 were 89.01%, 81.26% and 79.21%, respectively.  Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs.  During the 39 trust monthly reporting periods from January 2006 through March 2009, such reductions ranged from 0.71% to 1.97% of the outstanding principal receivables as of the end of the related trust monthly reporting period.  The reduction of receivables in this manner reduces only the seller's interest in the master trust. Recoveries are collections received in respect of principal receivables previously charged off as uncollectible. Net losses are gross charge-offs minus recoveries.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts as of each of the dates shown.  The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience for the Accounts
(Dollars in Thousands)

As of March 29, 2009	As of December 28, 2008	As of December 30, 2007	As of December 31, 2006

Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage

Up to 34 days	$2,494,003	3.26%	$2,707,226	3.49%	$2,485,572	3.34%	$2,207,754	2.94%
35 to 64 days	1,330,395	1.74	1,187,447	1.53	867,581	1.17	731,372	0.97
65 to 94 days	943,734	1.23	919,345	1.18	637,074	0.86	531,616	0.71
95 to 124 days	831,596	1.09	744,767	0.96	537,562	0.72	437,786	0.58
125 to 154 days	735,571	0.96	648,960	0.84	433,883	0.58	369,219	0.49
155 to 184 days	668,870	0.87	543,247	0.70	392,882	0.53	336,001	0.45

Total	$7,004,169	9.15%	$6,750,992	8.70%	$5,354,554	7.20%	$4,613,748	6.14%

The global financial and economic crisis has had and will continue to have an adverse effect on the assets of the master trust.  The current deep economic recession and rising unemployment have resulted in significant increases in net losses and delinquencies for 2008 and the first three months of 2009 compared to 2007 and 2006, and Citibank (South Dakota) expects there will be further significant increases in net losses and delinquencies in future periods. If conditions in the general economy deteriorate more than expected, increases in net losses and delinquencies could be even more substantial.

Revenue Experience

The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for the three months ended March 26, 2009 and for each of the years ended December 26, 2008, December 26, 2007 and December 26, 2006 are set forth in the following table.  The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield calculated for each period below is obtained by dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/90 for the three months ended March 26, 2009, 366/366 for the year ended December 26, 2008, 365/365 for the year ended December 26, 2007 and 365/364 for the year ended December 26, 2006).

Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the amount, if any, of principal receivables that is discounted and treated as finance charge receivables, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.

Revenue Experience for the Accounts
(Dollars in Thousands)

	Three Months Ended March 26, 2009	Year Ended December 26, 2008	Year Ended December 26, 2007	Year Ended December 26, 2006

Finance Charges and Fees Paid	$3,173,349	$12,135,240	$12,870,801	$12,720,292
Average Revenue Yield	17.03%	15.77%	17.47%	17.15%

The revenues from periodic finance charges and fees -- other than annual fees -- depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months -- as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases -- and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

      In March 2009 Citibank (South Dakota) began applying a dynamic discount percentage to the principal receivables in the credit card accounts designated to the master trust.  The dynamic discount percentage will range from zero to 3.00% based on the level of excess spread and is initially 1.00%.  The dynamic discount percentage for each trust monthly reporting period will be disclosed in the monthly Distribution Report on Form 10-D filed with the Securities and Exchange Commission by Citibank Credit Card Issuance Trust.  Instituting the discount recharacterizes that percentage of principal collections as finance charge collections and thereby increases the revenue yield of the accounts.  Assuming that the principal payment rate is 15% and all other revenue components remain the same, a 1.00% discount adds approximately 1.80% in revenue yield for a given month.  This discounting will remain in effect until the later of (1) the trust monthly reporting period in which the discount percentage reaches zero and (2) the first trust monthly reporting period in 2010.

Cardholder Monthly Payment Rates

The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that are treated as payments of principal receivables and finance charge receivables with respect to the accounts under the pooling and servicing agreement. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change.  Cardholder monthly payment rates are calculated on the balances of those cardholder accounts that have an amount due.  Cardholder accounts with a zero balance or a credit balance are excluded from these calculations.

      For the monthly period ending March 29, 2009, 47.47% of the accounts had a credit balance or otherwise had no payment due, 21.31% of the cardholders paid their entire outstanding balance, 4.28% of the cardholders made only the minimum payment due, and the remaining 26.94% of the cardholders paid an amount greater than the minimum due, but less than the entire outstanding balance.

Cardholder Monthly Payment Rates for the Accounts

	Three Months Ended March 26, 2009	Year Ended December 26, 2008	Year Ended December 26, 2007	Year Ended December 26, 2006

Lowest Month	17.65%	16.93%	20.09%	20.21%
Highest Month	19.00%	23.36%	24.14%	24.14%
Average of the Months in the Period	18.40%	20.48%	22.20%	21.96%

Interchange

Credit card-issuing banks participating in the MasterCard International, VISA and American Express systems receive interchange or similar fee income – referred to herein as interchange – as compensation for performing issuer functions, including taking credit risk, absorbing certain fraud losses and funding receivables for a limited period before initial billing.  Under the MasterCard International, VISA and American Express systems, interchange in connection with cardholder charges for merchandise and services is passed from banks or other entities which clear the transactions for merchants to credit card-issuing banks.  Interchange ranges from approximately 1% to 2% of the transaction amount. Citibank (South Dakota) is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank (South Dakota). MasterCard International, VISA and American Express may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

The receivables in the credit card accounts designated to the master trust as of March 29, 2009 included $1,126,868,300 of finance charge receivables and $75,011,274,703 of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables. As of March 29, 2009, there were 34,740,211 accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $2,159 and an average credit limit of $12,327. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 18%. Approximately 88% of the accounts were opened before March 2007. Of the accounts, as of March 29, 2009, approximately the following percentages related to cardholders with billing addresses in the following states:

	Percentage of Total Number of Accounts	Percentage of Total Outstanding Receivables

California	13.68%	14.87%
New York	10.49%	9.44%
Texas	6.74%	8.09%
Florida	6.61%	6.56%
Illinois	5.13%	5.45%

Since the largest number of cardholders’ billing addresses were in California, New York, Texas, Florida and Illinois, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables.  No other state represents more than 5% of the number of accounts or outstanding receivables.

As of March 29, 2009, approximately 99.84% of the credit card receivables in the master trust represented obligations of cardholders with billing addresses in the United States.

As of March 31, 2009, approximately 18% of the credit card receivables in the master trust related to credit cards issued under the Citibank/American Airlines AAdvantage co-brand program.  Cardholders in the AAdvantage program receive benefits for the amounts charged on their AAdvantage cards, including frequent flyer miles in American Airline's frequent traveler program. Conditions that adversely affect the airline industry or American Airlines could affect the usage and payment patterns of the AAdvantage program cards. In addition, termination of the AAdvantage program could have an adverse effect on the payment rates and excess spread reported by the master trust. However, we do not expect any such termination to affect the integrity or sustainability of master trust cash flows. As of March 31, 2009, no other co-brand or affinity program of Citibank (South Dakota) accounted for more than 1% of the credit card receivables in the master trust.

The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

The following tables summarize the credit card accounts designated to the master trust as of March 29, 2009 by various criteria. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

Composition of Accounts by Account Balance

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Account Balance	Accounts	Accounts	Outstanding	Outstanding

Credit Balance…........................…..	343,905	0.99%	$ (69,109,044)	-0.09%
No Balance ….............................…..	16,677,624	48.01	0	0.00
Less than or equal to $500.00.............	4,820,521	13.88	878,813,355	1.15
$500.01 to $1,000.00..........................	1,973,425	5.68	1,451,464,432	1.91
$1,000.01 to $2,000.00.......................	2,392,647	6.89	3,499,784,276	4.60
$2,000.01 to $3,000.00.......................	1,591,667	4.58	3,942,852,274	5.18
$3,000.01 to $4,000.00...............…....	1,154,065	3.32	4,016,062,553	5.27
$4,000.01 to $5,000.00.......................	895,187	2.58	4,017,028,046	5.28
$5,000.01 to $6,000.00....................	705,327	2.03	3,870,038,679	5.08
$6,000.01 to $7,000.00.......................	581,162	1.67	3,771,384,519	4.95
$7,000.01 to $8,000.00.......................	483,493	1.39	3,621,368,228	4.76
$8,000.01 to $9,000.00.......................	417,712	1.20	3,546,292,542	4.66
$9,000.01 to $10,000.00.....................	358,714	1.03	3,405,239,094	4.47
$10,000.01 to $15,000.00...................	1,130,249	3.25	13,810,837,082	18.14
$15,000.01 to $20,000.00...................	608,157	1.75	10,508,846,176	13.80
Over $20,000.00.................………...	606,356	1.75	15,867,240,791	20.84

Total...............................................	34,740,211	100.00%	$76,138,143,003	100.00%

Composition of Accounts by Credit Limit

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Credit Limit	Accounts	Accounts	Outstanding	Outstanding

Less than or equal to $500.00............	1,269,422	3.65%	$ 82,472,925	0.11%
$500.01 to $1,000.00.........................	853,308	2.46	206,318,591	0.27
$1,000.01 to $2,000.00......................	1,730,114	4.98	790,977,901	1.04
$2,000.01 to $3,000.00......................	1,682,031	4.84	1,308,300,700	1.72
$3,000.01 to $4,000.00..........…........	1,526,134	4.39	1,404,061,421	1.84
$4,000.01 to $5,000.00......................	1,883,182	5.42	1,801,629,405	2.37
$5,000.01 to $6,000.00......................	1,643,041	4.73	1,702,679,892	2.24
$6,000.01 to $7,000.00......................	1,669,921	4.81	1,883,628,634	2.47
$7,000.01 to $8,000.00......................	1,877,461	5.40	1,922,126,808	2.52
$8,000.01 to $9,000.00......................	1,769,021	5.09	2,194,587,601	2.88
$9,000.01 to $10,000.00....................	1,868,257	5.38	2,362,807,190	3.10
$10,000.01 to $15,000.00..................	6,732,979	19.39	11,190,212,859	14.70
$15,000.01 to $20,000.00..................	3,654,307	10.52	10,274,032,723	13.49
Over $20,000.00......…......................	6,581,033	18.94	39,014,306,353	51.25

Total..........................................	34,740,211	100.00%	$76,138,143,003	100.00%

Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.

Composition of Accounts by Payment Status

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Payment Status	Accounts	Accounts	Outstanding	Outstanding

Current…..........................................	33,712,424	97.04%	$69,133,974,399	90.79%
Up to 34 days delinquent...................	428,660	1.23	2,494,003,384	3.28
35 to 64 days delinquent..................	185,297	0.53	1,330,394,543	1.75
65 to 94 days delinquent..................	128,395	0.37	943,733,523	1.24
95 to 124 days delinquent..................	107,317	0.31	831,596,441	1.09
125 to 154 days delinquent...............	94,210	0.27	735,570,759	0.97
155 to 184 days delinquent................	83,908	0.25	668,869,954	0.88

Total.........................................	34,740,211	100.00%	$76,138,143,003	100.00%

Composition of Accounts by Age

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Age	Accounts	Accounts	Outstanding	Outstanding

Less than or equal to 6 months..........	342,784	0.99%	$ 496,720,683	0.65%
Over 6 months to 12 months.............	1,011,935	2.91	1,786,502,840	2.35
Over 12 months to 24 months...........	2,684,448	7.73	4,496,165,662	5.91
Over 24 months to 36 months...........	2,571,355	7.40	4,036,763,933	5.30
Over 36 months to 48 months...........	2,707,251	7.79	4,594,011,618	6.03
Over 48 months to 60 months...........	2,956,660	8.51	4,995,497,508	6.56
Over 60 months.................................	22,465,778	64.67	55,732,480,759	73.20

Total.........................................	34,740,211	100.00%	$76,138,143,003	100.00%

The following table sets forth the composition of accounts by FICO®* score as of March 29, 2009. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by major credit bureaus to assess credit risk.  A credit report is generally obtained from one or more credit bureaus for each application for a new account.  Once a customer has been issued a card, Citibank (South Dakota) refreshes the FICO score on most accounts on a monthly basis. Citibank (South Dakota) generally does not refresh the FICO scores of accounts with a zero balance that have been determined to be inactive, accounts in forbearance or workout programs and certain other categories of accounts.  A FICO score of zero indicates that the FICO score of an account has not been refreshed for one of these reasons or that the customer did not have enough credit history for a FICO score to be calculated.

As of March 29, 2009, 70.34% of the receivables in the master trust relate to obligors whose FICO score is greater than 660.

Composition of Accounts by FICO Score

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
FICO Score	Accounts	Accounts	Outstanding	Outstanding

0 ........……………………………....	6,561,233	18.88%	$ 646,930,483	0.85%
001 to 599 ……………....................	2,093,031	6.02	9,449,860,898	12.40
600 to 639 ……………....................	1,388,229	4.00	6,437,964,620	8.46
640 to 660 …………….................	1,179,441	3.40	6,051,920,764	7.95
661 to 679 ……………....................	1,368,828	3.94	7,185,876,626	9.44
680 to 699 …………........................	1,777,855	5.12	8,770,479,140	11.52
700 to 719 …………........................	2,212,898	6.37	9,444,059,750	12.40
720 to 739 …………........................	2,464,486	7.09	8,418,466,952	11.06
740 to 759 …………........................	2,783,673	8.01	6,929,943,263	9.10
760 to 800 ……………....................	7,259,531	20.90	9,187,969,804	12.07
801 and above ........…......................	5,651,006	16.27	3,614,670,703	4.75

Total ........................................	34,740,211	100.00%	$76,138,143,003	100.00%

---------------------
*  FICO® is a registered trademark of Fair, Isaac & Company.

Static Pool Information

Static pool information is information relating to the master trust receivables, organized by year of origination of each related credit card account.  Static pool information for the master trust receivables was not stored on our computer systems before January 2006, and cannot be produced without unreasonable effort and expense.  Static pool information concerning losses, delinquencies, revenue yield and payment rate for the master trust receivables has been stored since January 2006 and can be found at www.citigroup.com/citigroup/citibankmastertrust/staticpool.  This information is presented in monthly increments and will be updated quarterly.  The static pool information on the website is organized by year of origination of the applicable account for each of the five most recent years, and for accounts originated more than five years ago.  As of March 29, 2009, less than 36% of the accounts were originated within the last five years.  Because static pool information has only been stored since January 2006, the full array of static pool information will not be available until 2011.  There can be no assurance that the loss, delinquency, revenue yield and payment rate experience for the receivables in the future will be similar to the historical experience set forth on the website.

A copy of the information contained on the website as of the date of this Form 8-K may be obtained by any person free of charge upon request to Citibank (South Dakota), as servicer, 701 East 60th Street, North, Sioux Falls, South Dakota 57117, telephone number (605) 331-1567.

Billing and Payments

           The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

Each month, billing statements are sent to cardholders who had activity during the immediately preceding billing period.  To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of any amount which is past due plus any amount which is in excess of the credit limit and, for most accounts, the greatest of the following:

•	the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20;

•	1% of the new balance plus the amount of any billed finance charges and any billed late fee; and

•	1.5% of the new balance.

A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

In 2007 Citibank (South Dakota) announced several policy changes in its Citi-branded credit card business -- which includes the accounts designated to the master trust. The policy announcements included a policy to eliminate for new and existing cardholders the practice of “any time for any reason” increases to rates and fees and other changes to the terms of an account except upon card expiration and issuance of a new card (typically two years).

In November 2008, in response to worsening market conditions and increasing losses and delinquencies, Citibank (South Dakota) reinstated for certain customers “any time for any reason” rate and fee increases and sent notice of a repricing to customers whose purchase and cash advance rates had not been repriced in at least two years, and whose contract terms permit such change in terms. These customers have the right to opt out of the changed pricing and continue using their cards at the old pricing until card expiration.  New customers who opened accounts since July 2007 are not affected by this change in terms.

As of the date of this Form 8-K:

•
the periodic finance charge imposed on balances in most credit card accounts for purchases is the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 7.99% to 13.99%, with minimum rates varying by account (the lowest minimum rate equal to the greater of 13.99% or the sum of the Prime Rate and 7.99%);

•	the periodic finance charge imposed on balances in most credit card accounts for cash advances is the greater of 21.99% or the sum of the Prime Rate and 16.99%; and

•
if a cardholder defaults under their credit card agreement, the periodic finance charge assessed on all balances in their account can be increased up to the greater of 29.99% or the sum of the Prime Rate and 23.99%.

Promotional rates are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

Most of the accounts are subject to additional fees, including:

•
a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement.  The late fee is $15 on balances up to $100, $29 on balances of $100 up to $250 and $39 on balances of $250 and over;

•	a cash advance fee which is generally equal to 3.0% of the amount of the cash advance, subject to a minimum fee of $5;

•	a balance transfer fee of 3.0% of the amount transferred to the account, subject to a minimum fee of $5, unless otherwise disclosed in a particular offer;

•
a fee on purchases made outside the United States, whether in U.S. dollars or a foreign currency, which is generally equal to 3.0% of the amount of the purchase, after its conversion into U.S. dollars;

•	a returned payment fee of $39;

•	a returned check fee of $39;

•	a stop payment fee of $39; and

•	a fee of $39 for each billing period with respect to each account that has at any time during the related billing cycle an outstanding balance over the credit limit established for that account.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

Payments by cardholders on the accounts are processed and applied first to all minimum amounts due.  Payments in excess of the minimum amount due are applied to balances associated with low periodic rates before balances associated with higher periodic rates.

The periodic finance charge and fees on accounts may be changed by providing at least 15 days prior written notice to cardholders.  Any such change in the finance charge or fees will become effective in the billing period that begins after the prior written notice -- assuming failure on the part of the cardholder to opt out of the changes.

Recent Lump Additions and Removal

Citibank (South Dakota) may from time to time transfer credit card receivables to the master trust in lump additions by designating additional accounts to the master trust.  The table below presents the date, amount and percentage of the master trust portfolio of lump additions made since January 2006 by Citibank (South Dakota) and in certain cases, prior to its merger on October 1, 2006 into Citibank (South Dakota), by Citibank (Nevada) (calculated based on the principal amount of the lump addition and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump addition date).

                Lump Additions of Receivables Since January 2006

				Percentage
	Amount of	Amount of		of Outstanding
	Finance Charge	Principal	Total	Principal
Lump Addition Date	Receivables	Receivables	Receivables	Receivables

February 25, 2006	$24,569,274	$1,878,564,812	$1,903,134,086	2.55%
May 27, 2006	$7,383,089	$672,979,694	$680,362,783	0.90%
July 29, 2006	$10,640,178	$880,847,144	$891,487,322	1.18%
October 28, 2006	$13,091,964	$1,133,884,957	$1,146,976,921	1.56%
January 27, 2007	$10,085,067	$771,145,898	$781,230,965	1.06%
March 24, 2007	$18,095,653	$1,330,256,568	$1,348,352,221	1.83%
June 23, 2007	$18,279,572	$1,453,294,765	$1,471,574,337	2.01%
August 25, 2007	$10,179,745	$958,015,899	$968,195,644	1.31%
September 29, 2007	$7,872,578	$1,714,749,869	$1,722,622,447	2.31%
November 24, 2007	$6,893,425	$940,661,454	$947,554,879	1.25%
March 29, 2008	$17,911,489	$1,234,692,881	$1,252,604,370	1.63%
May 24, 2008	$6,784,413	$562,509,400	$569,293,813	0.73%
June 28, 2008	$8,369,659	$924,879,210	$933,248,869	1.19%
July 26, 2008	$4,797,729	$314,459,115	$319,256,844	0.41%
September 27, 2008	$9,666,066	$682,465,956	$692,132,022	0.89%
December 27, 2008	$15,951,494	$959,774,428	$975,725,922	1.24%
March 28, 2009	$30,094,590	$1,443,311,222	$1,473,405,812	1.97%

The information in this Form 8-K relating to the loss experience, revenue experience and cardholder monthly payment rates for the accounts for the three months ended March 26, 2009 does not reflect the experience of the accounts designated to the master trust in the lump addition of receivables made on March 28, 2009. If the March lump addition accounts were reflected, the loss experience, revenue experience and cardholder monthly payment rates set forth in their respective tables above would not be materially different.

Citibank (South Dakota) removed 1,966,849 inactive, zero balance accounts from the master trust in a lump removal on February 21, 2009.

GLOSSARY OF TERMS

"accounts" means the portfolio of revolving credit card accounts established and supplemented in accordance with the pooling and servicing agreement.

"additional accounts" consist of newly originated eligible accounts to be included as accounts and accounts relating to any lump additions.

"eligible accounts"  An "eligible account" is defined to mean a revolving credit card account owned by Citibank (South Dakota), any additional seller or any other affiliate thereof which, as of the master trust cut-off date in 1991 with respect to an initial account or as of the additional cut-off date with respect to an additional account: (a) is in existence and maintained by Citibank (South Dakota), the additional seller or the other affiliate; (b) is payable in United States dollars; (c) in the case of the initial accounts, has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address; (d) has a cardholder who has not been identified by Citibank (South Dakota), the additional seller or the other affiliate in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding; (e) has not been identified as an account with respect to which the related card has been lost or stolen; (f) has not been sold or pledged to any other party except for any sale to any seller, additional seller or other affiliate; (g) does not have receivables which have been sold or pledged to any other party other than any sale to any seller, additional seller or other affiliate; and (h) in the case of the initial accounts, is a VISA or MasterCard revolving credit card account.

"finance charge receivables" consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by Citibank (South Dakota), as well as amounts, if any, representing a discount from the face amount of principal receivables that are treated as finance charge receivables in accordance with the pooling and servicing agreement.  In addition, some interchange attributed to cardholder charges for merchandise and services in the accounts will be treated as finance charge receivables.

"lump addition" means the designation of additional eligible accounts to be included as accounts pursuant to Section 2.09(a) or (b) of the pooling and servicing agreement.

"master trust" means Citibank Credit Card Master Trust I.

"pooling and servicing agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of October 5, 2001, between Citibank (South Dakota), National Association, as Seller, Servicer, and successor by merger to Citibank (Nevada), National Association, as Seller, and Deutsche Bank Trust Company Americas, as trustee, including all amendments thereto.

"principal receivables" consist of amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and some fees billed to cardholders on the accounts, minus the portion, if any, of principal receivables which represents a discount from the face amount thereof that Citibank (South Dakota) has designated to be treated as finance charge receivables in accordance with the pooling and servicing agreement.

"receivables" means all amounts shown on the servicer's records as amounts payable by the person or persons obligated to make payments with respect to the accounts.

"Receivables Outstanding" as defined on page 6.

# # #

Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on the current expectations of Citibank (South Dakota), National Association and are subject to uncertainty and changes in circumstances. Forward-looking statements involve risks, uncertainties and assumptions.  Actual results may differ materially from those expressed in these forward-looking statements.  In particular, forward-looking statements contained herein are based on certain estimates of cardholder preferences, industry competition, general economic conditions and other matters which cannot be predicted with certainty.  You should not put undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK (SOUTH DAKOTA),
NATIONAL ASSOCIATION,
as Servicer
(Registrant)

By:  /s/  Douglas C. Morrison
Douglas C. Morrison
Vice President

Dated:  May 18, 2009